            AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING AGREEMENT

               This Amendment No. 1 to Amended and Restated Voting Agreement (this "First Amendment") is entered into as of September 30, 1999 by and among Eric A. Wachter, Ph.D. ("Wachter"), Craig Dees, Ph.D. ("Dees"), Walter
G. Fisher, Ph.D. ("Fisher"), Tim Scott, Ph.D. ("Scott"), John Smolik ("Smolik"), and Robert J. Weinstein, M.D. ("Weinstein") (individually, each a "Stockholder" and collectively the "Stockholders"), and joined into by Photogen Technologies, Inc. (the "Company"). Wachter, Dees, Fisher, Scott and Smolik are sometimes collectively referred to herein as the "Tennessee Stockholders;" Weinstein is sometimes referred to herein as the "Chicago Stockholder;" and the Chicago Stockholder or Tennessee Stockholders are each sometimes referred to herein as a "Stockholder."

               For good and valuable consideration and intending to be legally bound, the parties hereby agree as follows:

1. The parties to this First Amendment are parties to an Amended and Restated Voting Agreement dated as of June 17, 1999 (the "Voting Agreement"). All capitalized terms in this First Amendment not otherwise defined shall have the meanings given them in the Voting Agreement.

2. Subject to the condition that the size of the Company's and Subsidiary's respective Boards of Directors are increased to seven directors (which the parties expect to occur at the Company's next annual meeting of stockholders), the Voting Agreement is amended as follows:

        a.     Section 1(b)(iii) shall read in its entirety as follows:

                      (iii) To cause and maintain the election to the Board of
               Directors of the Company of the following: (A) five (5) persons nominated by the holders of 80% of the aggregate Shares Beneficially Owned by the Tennessee Stockholders (one of whom shall be the nominee of Elan Corporation Plc or its affiliate); and (B) two (2) persons nominated by the holder(s) of 80% of the aggregate Shares Beneficially Owned by the Chicago Stockholder;

        b.     Section 1(c)(iii) shall read in its entirety as follows:

                      (iii) To cause and maintain the election to the Board of
               Directors of the Subsidiary of the following: (A) five (5) persons nominated by the directors of the Company who were selected by the Tennessee Stockholders (one of whom shall be the nominee of Elan Corporation Plc or its affiliate); and (B) two
               (2) persons nominated by the directors of the Company who were selected by the Chicago Stockholder;

3. The parties are executing this First Amendment in all applicable individual and representative capacities (including as attorney-in-fact or joint tenant, and as stockholder, officer, director, trustee, general partner or limited partner of any entity which Beneficially Owns Common Stock of the Company or the Subsidiary attributable to that


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        party).

4. The parties reaffirm their obligations under the Voting Agreement. If the amendments to the Voting Agreement set forth in this First Amendment do not become effective because the condition set forth in Section 2 above has not occurred, the Voting Agreement shall remain in full force and effect in accordance with its terms. If the amendments herein become effective, the Voting Agreement shall remain in full force and effect as amended hereby.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                                /s/ Eric Wachter
                                            ----------------------------------
                                            Eric A. Wachter, Ph.D.

                                                /s/ Craig Dees
                                            ----------------------------------
                                            Craig Dees, Ph.D.

                                                /s/ Walter G. Fisher
                                            ----------------------------------
                                            Walter G. Fisher, Ph.D.

                                                /s/ Tim Scott
                                            ----------------------------------
                                            Tim Scott, Ph.D.

                                                /s/ John Smolik
                                            ----------------------------------
                                            John Smolik

                                                /s/ Robert J. Weinstein
                                            ----------------------------------
                                            Robert J. Weinstein, M.D.


                                            Photogen Technologies, Inc.


                                            By:    /s/ John Smolik
                                               -------------------------------
                                            Its: President


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